As filed with the Securities and Exchange Commission on November 1, 2000
                                                    Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                                   FORTEL INC.
             (Exact name of registrant as specified in its charter)

       CALIFORNIA                                       94-2566313
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                               -----------------

                              46832 LAKEVIEW BLVD.
                         FREMONT, CALIFORNIA 94538-6543
                    (Address of principal executive offices)

                               -----------------

                           2000 EQUITY INCENTIVE PLAN
                            (Full title of the plans)


                                 HENRY C. HARRIS
                             SENIOR VICE PRESIDENT,
                            CHIEF FINANCIAL OFFICER
                            AND CORPORATE SECRETARY
                                   FORTEL INC.
                              46832 LAKEVIEW BLVD.
                         FREMONT, CALIFORNIA 94538-6543
                            TELEPHONE: (510) 440-9600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



                      (formerly known as Zitel Corporation)

                               -----------------

                                   Copies to:
                              JOHN L. CARDOZA, ESQ.
                             KEVIN D. GONZALEZ, ESQ.
                               COOLEY GODWARD LLP
                               5 PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                        PALO ALTO, CALIFORNIA 94306-2155
                            TELEPHONE: (650) 843-5000

                               -----------------



                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                           Proposed Maximum           Proposed Maximum
    Title of Securities                                        Offering                  Aggregate                 Amount of
     to be Registered        Amount to be Registered      Price per Share (1)        Offering Price (1)         Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
 Stock Options and Common
   Stock (no par value)          1,000,000 shares         $.984375 - $3.96750          $2,927,700.938               $772.91
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based on (a) the weighted average exercise price for option granted pursuant to Registrant's 2000 Equity Incentive Plan and (b) the average of high and low prices of Registrant's Common Stock on October 30, 2000 as reported on the Nasdaq SmallCap Market.

The chart below details the calculations of the registration fee:

----------------------------------- --------------------------------- -------------------------------- -----------------------------
            SECURITIES                      NUMBER OF SHARES             OFFERING PRICE PER SHARE         AGGREGATE OFFERING PRICE
----------------------------------- --------------------------------- -------------------------------- -----------------------------
Shares issuable pursuant to                     645,500                       $3.96750(1)(a)                    $2,561,021.25
outstanding options under the
2000 Equity Incentive Plan
----------------------------------- --------------------------------- -------------------------------- -----------------------------
Shares  issuable  pursuant  to the              372,500                       $0.984375(1)(b)                   $366,679.6875
2000 Equity Incentive Plan
----------------------------------- --------------------------------- -------------------------------- -----------------------------
Proposed Maximum Offering Price                                                                                 $2,927,700.938
----------------------------------- --------------------------------- -------------------------------- -----------------------------
Registration Fee                                                                                                   $772.91
----------------------------------- --------------------------------- -------------------------------- -----------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Fortel Inc. (the "Registrant") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         (a) The Registrant's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

         (c) The description of the Registrant's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under California Corporations Code, the Registrant's Restated Articles of Incorporation, the Registrant's Bylaws and under the indemnification contracts between the Registrant and certain officers and directors, the Registrant has broad powers to indemnify directors and officers against liabilities which they may incur in such capacities, including liability arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant has obtained insurance to indemnify its directors and officers from certain liabilities, including liability arising under the Securities Act. The underwriting agreement under which shares of Common Stock were sold in the Registrant's initial public offering provide for indemnification by the underwriters of the Registrant, its directors, and its officers for certain liabilities arising under the Securities Act or otherwise.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

EXHIBIT
NUMBER
     5         Opinion of Cooley Godward LLP.

    23.1       Consent of PricewaterhouseCoopers LLP.

    23.2       Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement.

    24         Power of Attorney follows signature pages.

    99.1       2000 Equity Incentive Plan. (1)

    99.2       Stock Option Agreement used in connection with the 2000 Equity Incentive Plan.

(1) Filed as exhibit with the Registrant's Definitive Proxy Statement for the 2000 Annual Meeting of the Shareholders, filed January 28, 2000.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933.

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no ore than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the registration statement.

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section

15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on October 30, 2000.


                            FORTEL INC.


                            By: /s/ HENRY C. HARRIS
                                -----------------------------------------------
                                Henry C. Harris
                                Senior Vice President, Chief Financial Officer and Corporate Secretary

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Asa W. Lanum and Henry C. Harris, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                          TITLE                                   DATE

            /s/ ASA W. LANUM                                 President, Chief Executive Officer         October 30, 2000
--------------------------------------------                 and Director (Principal Executive
               (ASA W. LANUM)                                Officer)

          /s/ HENRY C. HARRIS                                Senior Vice President, Chief Financial     October 30, 2000
--------------------------------------------                 Officer and Corporate Secretary
             (HENRY C. HARRIS)                               (Principal Financial Officer)

              /s/ TSVI GAL
--------------------------------------------                 Director                                   October 30, 2000
                 (TSVI GAL)

            /s/ JACK H. KING
--------------------------------------------                 Director                                   October 30, 2000
               (JACK H. KING)

           /s/ PHILIP J. KOEN
--------------------------------------------                 Director                                   October 30, 2000
              (PHILIP J. KOEN)

        /s/ WILLIAM R. LONERGAN
--------------------------------------------                 Director                                   October 30, 2000
           (WILLIAM R. LONERGAN)

         /s/ WILLIAM M. REGITZ
--------------------------------------------                 Director                                   October 30, 2000
            (WILLIAM M. REGITZ)

           /s/ RAMAN KHANNA
--------------------------------------------                 Director                                   October 30, 2000
              (RAMAN KHANNA)

       /s/ EDWARD F. THOMPSON
--------------------------------------------                 Director                                   October 30, 2000
          (EDWARD F. THOMPSON)

                                  EXHIBIT INDEX


   EXHIBIT
    NUMBER                                     DESCRIPTION
      5          Opinion of Cooley Godward LLP.

     23.1        Consent of PricewaterhouseCoopers LLP.

     23.2        Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement.

     24          Power of Attorney follows signature pages.

     99.1        2000 Equity Incentive Plan. (1)

     99.2        Stock Option Agreements used in connection with the 2000 Equity Incentive Plan.

(1) Filed as exhibit with the Registrant's Definitive Proxy Statement for the 2000 Annual Meeting of the Shareholders, filed January 28, 2000.